                                                                   EXHIBIT 10.25


                                LEASE AGREEMENT

         THIS LEASE, made thin 14th day of July, 1982, by and between Zaser and Longston, Inc., hereinafter called "Lessor," And Rocket Research Company, a division of ROCKCOR, Inc., hereinafter called "Lessee."

W I T N E S S E T H :

         For and in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. LEASED PREMISES

            Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor certain real property commonly referred to as the Special Weapons Storage Area near Grant County Airport, Moses Lake in Grant County, Washington, which is described on Exhibit A attached hereto which is outlined in red on said exhibit (herein "Premises"), together with the right to occupy and use all buildings located on said Premises. Lessee intends to use the site for research and manufacture of a variety of aerospace and defense related products, including but not limited to propellants, with the associated testing, engineering and management activities. Lessee shall not use or permit use of Premises for any purpose in violation of any local, state, or Federal government ordinance, rule or regulation.

2. LEASE TERM

            The term of this Lease shall commence effective July 1, 1982, and shall end June 30, 1984, unless terminated or extended pursuant to this Lease.

3. OPTION TO EXTEND

            Lessee is hereby granted four options to lease the Premises for four Successive one (1) year periods after the expiration of the initial term until June 30, l998. Lessee is further granted a fifth option to lease the Premises for an additional ten (10) year period commencing July 1, 1988, through June 30, 1998, The options to extend the term of this Lease shall be automatically exercised by Lessee without notice unless Lessee gives written notice to Lessor at least sixty (60) days prior to the expiration of the Lease term or any option hereunder of its intent not to exercise its option. If
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this Lease is terminated for any reason prior to the expiration of the term of the Lease, the option granted hereunder and any automatic exercise thereof shall automatically be void and of no further effect.

4. RENT

            Lessee shall pay Lessor as rent for the Premises during the initial two-year term of the Lease on or before the first day of every month equal monthly installments of Two Thousand Eight Hundred ($2,800) Dollars (herein referred to as "base rent"),

            The monthly rent during the first option period from July 1, 1984, to June 30, l985, shall be increased above the base rent by eight percent (8%). Each annual option period thereafter commencing July 1 , 1985, the monthly rent shall be increased by four and one-half percent (4.5%) through the fourth option period ending June 30, 1988.

            The base monthly rent for the fifth option period, July 1, 1988, to June 30. 1998, shall be computed according to the following formula:

  [June 1, 1998 CPI - June 1, l982 CPI    +1]   X    $2800=BMR-5
------------------------------------------
  June 1, 1982 CPI

where: CPI is the National Consumer Price Index for all Urban Consumers as compiled by the Bureau of Labor Statistics, U. S. Labor Department, 1967 equals 100.

BMR-5 means base monthly rent for fifth Option period.

            Each year thereafter commencing July 1, 1989, the monthly rent shall be increased by six and one-ha1f percent (6.5%) through the fifth year, June 30, l992, of the fifth Option period. As of July 1, l992, the then current monthly rent shall be adjusted upward or downward to reflect the average annual change in the CPI over the previous five year period commencing July 1, 1988. according to the following formula:

[June 1, 1993 CPI - June 1, 1998 CPI   +1]   X  BMR-5A
------------------------------------
 June 1, 1988 CPI

where: BMR-5A is the base monthly rent for the sixth year of the fifth option period, July 1, 1993, to June 30, 1994.
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            Each year commencing after June 30, l994, the monthly rent shall be increased by six and one-half percent (6.5%) through the tenth year of the fifth option term.

         Should said price index be discontinued by the Government, the then most comparable cost-of-living index sha11 be substituted.

5. ADDITIONAL BUILDING SPACE

                   Lessee shall have the right to construct or move additional structures or buildings on the Premises subject to thirty (30) day written notice and approval by the Lessor. Said buildings or structures shall be in accordance with the Moses Lake Building Code. Lessor's approval is not to be unreasonably withheld in light of the present use and type of buildings on the Premises. Lessee shall bear all costs and expenses associated with the construction of said additional structures or buildings. Ownership of any buildings built and permanently attached to the Premises shall revert to Lessor and Lessee agrees to execute any documents necessary to convey title to said buildings. Ownership of structures moved to or constructed on the Premises which may be readily relocated shall remain with Lessee. Lessee shall have the right to remove said movable structures at any time upon thirty (30) day written notice to Lessor. Lessee shall not be charged any additional rent for the newly constructed or moved structures.

6. TAXES, ASSESSMENTS AND UTILITY CHARGES

                   a. Lessee shall pay, during the term and any renewal term hereof, all real estate taxes, assessments, license fees and other governmental charges levied or payable upon the leased Premises, including all building improvements belonging to Lessee. Partial years shall be prorated.

                   b. Nothing herein contained shall be construed to require the Lessee to pay any transfer, estate, inheritance, succession or gift tax or taxes imposed in respect of any devise or gift of any interest of the Lessor or its successors or assigns in the leased Premises, nor any income tax imposed in respect of the Lessor's income from such Premises.

                   c. Lessee shall pay all utility charges with respect to the leased Premises, including without limitation charges for water, sewer, telephone, garbage, light, heat, gas and power and any other utilities, including any fire protection charge furnished to the Premises. Lessee shall pay any fees payable to governmental authorities on account of any inspection made on the Premises by proper officers of such authorities. Lessor shall not be responsible for the failure of utility services except for intentional or negligent acts of Lessor or Lessors agent.

7. ALTERATIONS

                   Lessee may make alterations, additions or improvements in or to the Premises upon first obtaining the written consent
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of Lessor. Any such alterations, additions and improvements consented to by
Lessor shall be made at Lessee's expense. Lessee shall secure any and all governmental permits required in connection with any such work and shall hold Lessor harmless from any and all liability and any and all liens resulting therefrom.

All alterations, additions and improvements, except trade fixtures and appliances and equipment which do not become a part of the Premises, shall immediately become the property of Lessor without obligation to pay therefor. Upon removal of the trade fixtures and appliances and equipment which do not become a part of the Premises, Lessee shall restore the Premises excepting reasonable wear and tear to the same condition that they were in prior to the installation of said items.

8. MAINTENANCE AND REPAIRS

                   At the expiration or sooner termination of this Lease and its options, Lessee shall return the Premises to Lessor in the same condition in which initially received by Lessee in 1979 (or, if altered by Lessee with Lessor's consent, then the Premises shall be returned in such altered condition), reasonable wear and tear excepted. Lessee shall, at its own expense, at all times keep the Premises neat, clean and in a safe and sanitary condition, keep the glass of all windows and doors thereof clean, repaired, and presentable, Lessee shall not commit or suffer any waste or damage to the Premises. Lessee shall maintain and keep the leased Premises in a good state of repair; shall keep the electrical system and the sprinkler system, if any, and all pipes and drains clean and in a good state of repairs shall protect the sprinkler system and all pipes and drains so that they will not freeze or become clogged; shall maintain, operate and repair the utility systems within the Premises including the cost of connections to the utility distribution systems; shall also maintain the driveways, exits, entrances, parking area, and outside lighting.

                   Notwithstanding the foregoing, Lessor shall maintain outer fence and gate, exterior walls and foundations of the building in good repair and shall be responsible for the repair of all latent structural defects in the Premises, except for damage caused by act of Lessee or its agents.

9. QUIET ENJOYMENT

                   Lessee upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, shall have the right and
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quietly enjoy and exclude others from the Premises for the term set forth herein and any extensions thereof. Lessor represents and warrants that it has full right, power, and authority to enter into this Lease for the term and any options to extend herein granted and that the leased property may be used by the Lessee during the entire term and any options.

10. ASSIGNMENT OR SUBLEASE

                   Lessee may assign or transfer this Lease or any interest therein subject to first obtaining the written consent of Lessor, which consent shall not be withheld unreasonably, except that

Lessee may, without Lessor's consent, assign said Lease without Lessor's consent to any parent, subsidiary or affiliate of Leases. Any assignment of this Lease by Lessee shall not relieve Lessee of any of its obligations or duties hereunder.

11. INDEMNIFICATION

                   Lessor shall not be liable to Lessee or to any person, firm or corporation whatsoever for any injury to, or death of, any persons or for any loss of, or damage to, property (including property of Lessee) occurring in or about the leased Premises from any cause whatsoever unless caused by Lessor's negligence. Lessee agrees to indemnify and save Lessor harmless from all loss, damage, liability or expense (including expense of litigation) arising out of or resulting from any actual or alleged injury to, or death of, any person, or from any actual or alleged loss of, or damage to, property caused by, or resulting from, any occurrence on or about the Premises, unless caused by Lessor's negligence, or caused by, or resulting from, any act or omission, whether negligent or otherwise, of Lessor, or any officer, agent, employee, contractor, guest, invitee, customer or visitor of Lessor (other than Lessee) in or about the leased Premises. Lessee shall, at its own expense, maintain at all times during the lease term proper liability insurance with a reputable insurance company or companies satisfactory to Lessor and designating the Lessor as an additional insured in the minimum limit of Five Hundred Thousand ($500,000) Dollars (per accident) for property damage, and in the minimum limits of Five Hundred Thousand ($500,000) Dollars (per person) and One Million ($1,000,000) Dollars (per accident or occurrence) for bodily injuries and death. Such policy or policies shall be non-cancellable as to Lessor except upon at least ten (10) days' prior written notice given to Lessor.

12. SIGNS

                   At the termination of this Lease, any signs, lights, symbols, or matter attached to or painted by Lessee upon the Premises, whether on the exterior or interior thereof, shall be removed by Lessee at its own expense, and Lessee shall repair any damage or injury to the Premises, and correct any unsightly condition caused by the maintenance and removal of said signs.

13. INSPECTION

                   Lessor and its agents shall have the right to inspect the limited access area of the Premises at all reasonable times and intervals and to enter the same whenever it is reasonably necessary for the exercise of any right or privilege of Lessor under this Lease, provided that Lessor shall provide written notice to Lessee at least twenty-four (24) hours in advance and not unreasonably interfere with the conduct of Lessee's business in the Premises.

14. EMINENT DOMAIN

                   If the whole or substantial part of the Premises shall be taken by any public or governmental authority under the power of eminent domain, then, at Lessee's election, made in writing within 90 days after Lessee shall have received written notice of the commencement of such eminent domain proceeding from Lessor, the term of this Lease shal1 cease as of the date possession is taken by such authority and the rent shall be paid up to that date. Any unearned rental shall be returned by Lessor. If only a part of the leased Premises shall be taken and Lessee elects not to terminate this Lease, then this Lease shall continue in full force and effect as to the remainder of said Premises and all of the terms herein provided shall continue in effect; except that the rental shall be reduced in proportion to the respective amounts of interior and exterior areas in terms of square feet, of the Premises taken, and Lessor, at its own Cost and expense, shall make all necessary repairs and alterations to the leased Premises required by such taking unless Lessor, at its election, made in writing within 30 days after the date for Lessee's election provided above, shall terminate this Lease as of the date possession is taken by such authority. In consideration of such right of termination, Lessee retain`s the right to receive and retain damages from the condemning authority for the value of its leasehold interest or leasehold improvement in the Premises so long as such terms are separately identified and compensated by the authority and to the extent that award does not have the result of reducing the fair market value of the Premises. The term "eminent domain" as used in this paragraph shall include the exercise of any similar governmental power and any purchase or acquisition in lieu thereof.

15. FIRE OR OTHER CASUALTY

                   Should the Premises be damaged by fire or other casualty, insured or uninsured, as a result of the activities of Lessee, the Lessee may at its election repair, replace, or
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reimburse the Lessor at fair market value the damaged portion of the Premises with no abatement of rent. Should the Premises be damaged by fire or other casualty for any other cause, the monthly rental shall be abated or reduced in the proportion that the untenantable portion of the floor area bears to the whole floor area thereof for the period from the occurrence of the damage to the completion of repairs, if any. In such case, it shall be optional with the Lessor to repair or rebuild damaged and destroyed areas. Lessor shall have not more than 20 days after notification of the damage to notify the Lessee in writing of Lessor's intentions to repair or rebuild, and if Lessor elects to repair or rebuild, Lessor shall conduct the work without unnecessary delay. If Lessor shal1 fail to give the notice aforesaid Lessee shall have the right to declare this Lease terminated by written notice to Lessor.

16. WAIVER OF SUBROGATION

                   Lessee and Lessor hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective fire Insurance policies, including any extended coverage and endorsements thereto; provided, however, that this paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Lessor or Lessee.

17. DEFAULTS

                   Time is the essence hereof, and in the event that Lessee or Lessor shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by the Lessee under the terms and provisions of this Lease, and such failure continues for fifteen (15) days after receipt of written notice thereof by the Lessee from the Lessor, or if the default is of a nature that the same cannot practicably be cured within said fifteen (15) day period and the Lessee shall not within said fifteen (15) day period commence and be proceeding with due diligence and dispatch to cure and perform such default, covenants, agreement or condition; then, and in any such event, the Lessor shall have the right, at its option, then or at any time thereafter and while such default shall continue, to reenter and take complete and peaceful possession of the leased Premises and declare this Lease forfeited and the term thereof ended, and with or without process of law remove all persons and property therefrom. The Lessee in such event shall peacefully and quietly yield up and surrender the leased Premises to the Lessor and execute and deliver to the Lessor such instrument or instruments as will properly evidence termination of the Lessee's rights and interest under this

Lease, and as may be requested by the Lessor. At the option of the Lessor and in lieu of forfeiting thin Lease as above provided, the Lessor may reenter the demised Premises and as the agent of the Lessee remove therefrom any property of the Lessee, and may sublet and relet said Premises or any part thereof from time to time for any unexpired part of the term, and the Lessor may collect the rents therefor, applying the same first to the payment of expenses of such reentry and reletting and then to the payment of rent due or to become due under this Lease, and the Lessee hereby agrees to pay any deficiency therefor. No such reentry shall release the Lessee from its covenants to pay rentals and other charges provided for herein, and it is agreed that, except insofar as this is inconsistent with or contrary to any provision of this Lease, no right, or remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter existing in law or in equity or by statute.

18. LIENS AND ENCUMBRANCES

                   Lessee shall keep the Premises free and clear of any liens and encumbrances arising or growing out of the use and occupancy of the Premises by Lessee hereunder. At Lessor's request, Lessee shall furnish Lessor with written proof of payment of any item which would or night constitute the basis for a lien on the Premises if not paid.

19. ADVANCES BY LESSOR POR LESSEE

                   If Lessee shall fail to do anything required to be done by it under the terms of this Lease, except to pay rent, Lessor may, at its Sole option and after prior notice in writing to Lessee, do such act or thing on behalf of Lessee, and upon notification to Lessee of the actual and direct cost thereof to the Lessor, Lessee shall promptly pay the Lessor the amount of that cost, plus interest, at the rate of twelve percent (12%) per annum from the date that the cost was incurred by Lessor to the date of Lessee' s payment.

2O. WAIVER

                   Neither the acceptance of rental nor any other act or omission of Lessor at any time or times after the happening of any event authorizing the cancellation of forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Lessor of its right to cancel or forfeit this Lease, upon the written notice provided for herein at any time that cause for cancellation or forfeiture may exist, or be construed so as to any future time stop Lessor from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

21. NOTICES

                   All notices hereunder may be delivered or mailed, If mailed, they shall be sent by certified or registered mail, return receipt requested, to the following respective addresses:

To Lessor: 11005 N. E. 12th
                        Bellevue, WA 98004
                        Attention: Jessica Longston

To Lessee: 11441 Willows Road N. E.
                    Redmond, WA 98052
                    Attention: John A. Shuba

or to such other respective addresses as either party hereto may hereafter from time to time designate in writing. Notices sent by mail shall be deemed to have been given when received by the addressee.

22. SUCCESSORS OR ASSIGNS

                   All the terms, conditions, covenants and agreements of thin Lease shall extend to and be binding upon Lessor, Lessee and their respective successors and assigns, and upon any person, firm or corporation coming into ownership or possession of any interests in the Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

23. FIRE INSURANCE

                   Lessee may at its election keep the existing buildings on the Premises insured against loss or damage by fire.

24. SUBORDINATION

                   Lessee shall not be obligated to subordinate its interest in the Premises to the lien of any Mortgage or Deed of Trust now or hereafter placed upon the Premises.

25. HOLDING OVER

                   In the event Lessee remains in possession of the Premises after the expiration of this Lease, without a written lease, it shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all of the conditions, provisions, and obligations of this Lease insofar as they may be applicable to such month-to-month tenance.

26. MEMORANDUM OF LEASE

                   Lessee agrees that it will not record this Lease. At the request of either Lessor or Lessee, the parties shall execute a memorandum lease for recording purposes in lieu of recording this Lease, in such form as may be satisfactory to their respective attorneys.

27. COSTS AND ATTORNEYS' FEES

                   If either party shall commence suit to enforce any term or condition or covenants herein, or in any other action for relief against the other, declaratory or otherwise, arising out of this Lease, the nonprevailing party in such action shall pay the prevailing party, in addition to any judgment, a reasonable sum as attorneys' fees, together with costs of suit at both trial and appellate levels.

ROCKET RESEARCH COMPANY, a                           ZASER & LONSTON, INC.
division of Rockcor, Inc.

/s/ William W. Smith                                 /s/ Jessica L. Lonston
                                                     ----------------------
William W. Smith, President                          Lessor
LESSEE


WITNESS:

/s/ Kevin P. Teismann                           /s/ Jessica L. Longston, for
---------------------                           -----------------------
Kevin P. Teismann                               Zaser & Longston, Inc.
Secretary, Rockcor, Inc.